Exhibit 99.1

International Tower Hill Mines Announces Progress on Livengood Gold Project Optimization and Establishes Work Plans for 2015

VANCOUVER, Jan. 6, 2015 /CNW/ - International Tower Hill Mines Ltd. ("ITH" or the "Company") - (TSX: ITH) (NYSE-MKT: THM) today announces the progress made to date toward optimization of the Livengood Gold Project (Project), an outstanding project in a favorable jurisdiction that remains highly leveraged to the price of gold. The 2014 work has developed an improved production schedule, as compared to the feasibility study that was summarized in the September 4, 2013 NI-43-101 report (September 2013 Study), and generated detailed work plans for 2015. The work plans will include additional metallurgical tests and engineering and focus on all aspects of the Project, including confirmation of the flow sheet and optimizing the operating costs. Once defined, these operating costs (OPEX) will then be used to evaluate and optimize the project configuration and capital costs (CAPEX), including determination of the optimum scale for the Project.

Tom Irwin, CEO, said "We have more work to do, but I am pleased with the progress we made this year and believe 2015's work plans and optimization efforts will allow us to bring the best project forward to prepare for permitting."

Findings from 2014 Work

During 2014, in addition to the mine production scheduling and detailed metallurgical test work review, power supply alternatives were reviewed to determine how changing energy supply dynamics might impact the Project assumptions regarding electrical generation. Construction and operations camp alternatives were reviewed to better define the costs of supporting the manpower requirements for the Project. The Company has also continued to advance environmental baseline work in support of future permitting in order to better position the Project for a construction decision when warranted by market conditions.

Production Scheduling

Work completed by Metal Mining Consultants Inc. of Denver, Colorado (MMC) utilizing Maptek Vulcan MineModeller, WhittleTM Pushback Optimizer and Minemax Scheduler has resulted in revised production schedules for the Project at throughputs ranging from 11,250 to 90,000 tonnes/day. At the 90,000 tonnes/day case (the same throughput as in the 100,000 ton/day case used in the September 2013 Study), the revised production schedule is shown in Table 1.

Table 1: MMC Optimized Production Schedule at 90,000 tonnes/day

	Total	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12
tonnes	386,788,771	26,600,000	33,300,000	33,300,000	33,300,000	33,300,000	33,300,001	33,300,000	33,300,000	33,300,002	33,300,000	31,312,355	29,176,413
Au g/tonne	0.77	0.90	0.84	0.92	0.84	0.77	0.77	0.75	0.77	0.66	0.78	0.53	0.66
recovered Au oz	7,723,552	648,202	755,582	816,570	723,421	681,598	649,977	652,601	645,759	562,343	631,929	444,959	510,611

As an estimate of the potential scope of this improvement, importing this revised production schedule into the financial model used in the September 2013 Study would result in an increase in the NPV5% @ $1500/oz. gold of US $305M.

MMC also completed an evaluation of the overall pit slope sensitivities at 40, 45, and 48 degrees. Again, as an estimate of the potential scope of this change, integrating 45 degree slopes into the mine plan for the first five years, then reverting to the design slopes used in the September 2013 Study and importing the resulting operating costs into the financial model used in the September 2013 Study, would result in an additional increase in the NPV5% @ $1500/oz. gold of US $95M.

Metallurgical Review

As a result of the detailed metallurgical review, the estimated recovery obtained from Rock Type 9 Main Volcanics has been re-evaluated and, based on the feasibility test work, is estimated to be 78.8% as compared to the 84.1% used in the September 2013 Study. To illustrate the potential effect of this, incorporating this recovery change into the financial model used in the September 2013 Study would result in a decrease in the NPV5% @ $1500/oz. gold of US $183M.

Note that while the mine design, production schedule, and recovery concepts described above will be carried forward and incorporated into future engineering studies of the Project, the actual effect of these concepts on the Project may ultimately turn out to be different than suggested above.

Head Grade

A review of the feasibility study metallurgical test work metal balances has been completed by the Company and AMEC E&C Services, Inc. of Reno, Nevada. This review determined that the observed calculated head grades from the 250-300kg composite samples of the five primary rock types of the Livengood deposit processed by SGS Vancouver during 2012 and 2013 met or exceeded the drill assay grades used to project the Project reserve grade by a ratio of 1.00 to 1.43, depending on rock type, as shown in Table 2 below.

Table 2: Composite Sample Assay Based on ALS Drill Core Assays vs. Calculated Head Grade

Sample	Percent of Reserve (see note 1)	ALS Composite Assay g/mt	SGS Calculated Head g/mt	SGS/ALS Ratio
RT4 Optimization Composite	14	0.74	0.94	1.27
RT5 Optimization Composite	28	0.78	0.79	1.02
RT6 Optimization Composite	18	0.79	0.85	1.08
GR(RT7UBL)	0	0.93	0.93	1.00
GR(RT7BL)	12	0.73	1.05	1.43
RT7 May 2013 Tailings Test Composite	N/A	0.76	1.03	1.36
RT9 Optimization Composite	25	0.97	1.03	1.06
Note 1 - based on September 2013 Study

As described below in the 2015 work plan, further test work is underway in an attempt to provide additional confirmation of this analysis. While it is not certain that the results of this work will be sufficient to justify a change in deposit resource grade to be used for any future financial analysis, if the head grades observed to date can be validated by further test work, it will, at a minimum, provide confirmation that the Project resource has been modelled conservatively. As an estimate of the potential scope of this improvement, if the higher head grade as represented by the SGS/ALS ratio was incorporated into the financial model used in the September 2013 Study, it would result in an increase in the NPV5% @ $1500/oz. gold of $892M.

2015 Metallurgical, Field, and Engineering Work Plan

Due to the potential importance of the 2014 head grade evaluation to the Project, a significant multi-phase metallurgical test work program is already underway in an attempt to validate the observed higher calculated head grades. For subsequent phases of this program, bulk samples of several thousand kilograms of each of the major rock types have been selected and are being prepared for shipment. The objectives of the 2015 metallurgical test program are to:

•	Optimize the gravity circuit
•	Optimize the grind size and power consumption
•	Optimize the reagent consumption
•	Optimize the leach retention time
•	Confirm the overall recoveries by rock type
•	Provide additional confirmation of the Project head grades.

Review of the feasibility test work to date indicates that there is a potential that further optimization of the parameters noted above could result in CAPEX and OPEX reductions for the Project. However, until this multi-phase metallurgical program has been completed, there can be no assurance that the head grade differences observed to date, or the potential process optimizations and cost savings opportunities identified, will in fact be realized.

Field work will be conducted in 2015 to advance the environmental baseline and to evaluate alternatives for fresh water supply with potential to reduce Project costs.

Once the test work and field work is completed and the process costs are better defined, these costs will then serve as input to an engineering phase that will evaluate and optimize the project configuration and CAPEX and OPEX, including determining the optimum scale for the Project, any of which may be different than that assumed in the September 2013 Study.

About the Livengood Gold Project

For full details with respect to the assumptions underlying the current reserve and resource estimates and feasibility economic analysis for the Livengood Gold Project, see the technical report entitled "Canadian National Instrument 43-101 Technical Report on the Livengood Gold Project, Feasibility Study, Livengood, Alaska," dated September 4, 2013, and available under the Company's profile on SEDAR or on the Company's website.

Qualified Person

Chris Puchner (CPG 07048), a Qualified Person as defined by National Instrument 43-101, has reviewed and approved the technical information contained in this news release and has approved the disclosure herein. Mr. Puchner is not independent of ITH, as he is the Chief Geologist of the Company and holds common shares and incentive stock options.

About International Tower Hill Mines Ltd.

International Tower Hill Mines Ltd. controls 100% of the Livengood Gold Project that contains 15.7M oz. of gold (807 MT at 0.61 g/t) measured & indicated and 4.4M oz. (266 MT at 0.52 g/t) inferred, all at a 0.30 g/t gold cutoff, located along the paved Elliott Highway, 70 miles north of Fairbanks, Alaska.

On behalf of
International Tower Hill Mines Ltd.

(signed) Thomas E. Irwin
Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein, including statements with respect to the ability of the Company to optimize and/or enhance the base case as set out in the Feasibility Study for the Livengood Project, including with respect to OPEX and CAPEX, the potential changes to the Project NPV5% @ $1500/oz gold and the magnitude thereof (which are given only as examples to illustrate the potential scope thereof), including the potential for higher head grades, the ability of the Company to potentially include the results of the optimization process in a new or updated feasibility study or any future financial analysis of the Project, the ability of the Company to carry forward and incorporate into future engineering studies of the Project the mine design, production schedule, and recovery concepts described above, the potential for the Company to carry out an engineering phase that will evaluate and optimize the project configuration and CAPEX and OPEX, including determining the optimum scale for the Project, the ability of the Company to advance the Livengood Project, the potential for the Company to make a construction decision, whether when warranted by market conditions or at all, the potential for market conditions to be such that they warrant the making of a production decision, the potential development of any mine at Livengood, business and financing plans and business trends are forward-looking statements. Information concerning mineral reserve/resource estimates and the economic analysis thereof contained in the feasibility study also may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered, and the results of mining it, if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate, proposed, planned, potential and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the inability of the Company to obtain any necessary permits, consents or authorizations required for its activities, the inability of the Company to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company's Annual Information Form filed with certain securities commissions in Canada and the Company's annual report on Form 10-K filed with the United States Securities and Exchange Commission (the "SEC"), and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company's Canadian public disclosure filings may be accessed via www.sedar.com and its United States public disclosure filings may be accessed via www.sec.gov, and readers are urged to review these materials, including the latest technical report filed with respect to the Company's Livengood property.

Cautionary Note Regarding References to Resources and Reserves

National Instrument 43 101 - Standards of Disclosure for Mineral Projects ("NI 43-101") is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource and reserve estimates contained in or incorporated by reference in this news release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 27, 2010 (the "CIM Standards") as they may be amended from time to time by the CIM.

United States shareholders are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC's Industry Guide 7 ("SEC Industry Guide 7"). Accordingly, the Company's disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7. Without limiting the foregoing, while the terms "mineral resources", "inferred mineral resources", "indicated mineral resources" and "measured mineral resources" are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7.

Mineral resources which are not mineral reserves do not have demonstrated economic viability, and investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves. The preliminary assessments on the Livengood Project are preliminary in nature and include "inferred mineral resources" that have a great amount of uncertainty as to their existence, and are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as mineral reserves. There is no certainty that such inferred mineral resources at the Livengood Project will ever be realized. Further, it cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.

The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit amounts. The term "contained ounces" is not permitted under the rules of SEC Industry Guide 7. In addition, the NI 43-101 and CIM Standards definition of a "reserve" differs from the definition in SEC Industry Guide 7. In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a "final" or "bankable" feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

This news release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.

SOURCE INTERNATIONAL TOWER HILL MINES LTD.

For further information: Contact Information: Rick Solie, Manager - Investor Relations, E-mail: rsolie@ithmines.com, Direct line: 907-328-2825, Toll-Free: 1-855-428-2825